Exhibit 99.1

Contact: Kendra Kimmons Vice President of Marketing & Communications 225-299-3708 kendra.kimmons@amedisys.com

Amedisys Signs Definitive Agreement to Acquire Bring Care Home

BATON ROUGE, La., July 31, 2018 – Amedisys, Inc. (NASDAQ:AMED), one of the nation’s leading home healthcare, hospice and personal care companies, announced today that its subsidiary, Associated Home Care, has signed a definitive agreement to acquire Bring Care Home, a personal care provider in northeastern Massachusetts.

Under the terms of the agreement, Associated Home Care will acquire substantially all assets of Bring Care Home.

Bring Care Home is a privately owned company providing personalized, one-on-one quality care to clients in the North Shore, Merrimack Valley and Greater Boston areas. The company provides personal care, live-in home care, companionship, transportation and skilled nursing to clients.

“Expanding our footprint in Massachusetts, a state in which we provide our three service lines of home health, hospice and personal care, is an important component of our growth strategy,” stated Amedisys President and CEO Paul Kusserow. “I look forward to welcoming these home care professionals into the Amedisys family of caregivers.”

The Amedisys Personal Care Division provides individualized, compassionate care to clients in Massachusetts and the areas surrounding Knoxville, Tennessee and Jacksonville, Florida.

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the healthcare industry, our ability to integrate our personal care segment into our business efficiently, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate, manage and keep our information systems secure, our ability to comply with requirements stipulated in our corporate integrity agreement and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. We partner with 3,000 hospitals and 59,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With 18,300 employees in 420 care centers in 34 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 369,000 patients and clients in need every year. For more information about the Company, please visit: www.amedisys.com.

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